CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

 EXHIBIT 10.05

3rd Amendment to Advisory Agreement

This 3rd Amendment (the "3rd Amendment") is made as of April 1, 2015 (the “Effective Date”) among OASIS Centurion, LLC, a Delaware limited liability company (the “Trading Company”), R.J. O’Brien Fund Management, LLC, a Delaware limited liability company (the “Managing Member”), and Centurion Investment Management, LLC, a Delaware limited liability company (the “Trading Advisor”), parties to that certain Advisory Agreement dated April 17, 2014, and as previously amended (the "Agreement").

The Trading Company, the Managing Member, and the Trading Advisor now desire to amend the recitals to the Agreement as set forth below:

The second paragraph of the recitals is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

WHEREAS, the Trading Company will have assets invested directly into it by OASIS Centurion Investment Management Series, a Series of O’Brien Alternative Strategic Investment Solutions, LLC, a Delaware Series Limited Liability Company (“the Series”) managed by the Managing Member and indirectly by the various members of the Series (“Members”), including RJO Global Trust, a commodity pool operated by the Managing Member (the “Fund”);

The Trading Company, the Managing Member, and the Trading Advisor now desire to amend the terms of the Agreement as set forth below:

1.             Subsection (a)(i) of Section 5 is hereby amended and restated in its entirety and shall hereafter read as follows:

“The Trading Company shall pay the Trading Advisor a monthly management fee equal to 1/12 of *% (a *% annual rate) of the Assets allocated to it (as defined in Section 2(a) hereof) by the Series as of the last day of each month (the “Management Fee”).  The Management Fee is payable in arrears within 20 Business Days of the end of the month for which it was calculated.  For purposes of this Agreement, “Business Day” shall mean any day which the securities markets are open in the United States.”  Notwithstanding the foregoing, the Trading Company shall pay the Trading Advisor a monthly management fee equal to 1/12 of *% (a *% annual rate) of the Assets allocated to it (as defined in Section 2(a) hereof) indirectly by the Fund through the Series.

2.             Subsection (a)(ii) of Section 5, “Fees”, is hereby amended and restated in its entirety and shall hereafter be read as follows:

“The Trading Company shall pay the Trading Advisor an incentive fee equal to *% of the New Trading Profit (as defined in Section 5(d) hereof) (the “Incentive Fee”) generated with respect to each Member’s capital account.    New trading profits are typically calculated using a “high water mark” of cumulative trading profits, which accrue monthly but are generally payable at the end of each calendar quarter. Each Series will establish a separate account with respect to each Member’s capital account for such Series.  Incentive fees (and the corresponding high water mark) will be calculated based upon the performance of each such account. The Incentive Fee is payable within 20 Business Days of the end of the calendar quarter for which it is calculated.”   The Trading Company shall give the Trading Advisor information relating to each Member’s capital account upon request.

* Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

3.             Subsection (a)(x) of Section 10 is hereby amended and restated in its entirety and shall hereafter be read as follows:

“The Trading Company, and the Fund and the Members are Qualified Eligible Persons as set forth in CFTC Rule 4.7. The Trading Company acknowledges and understands that, based upon this representation, the Trading Advisor has claimed an exemption from certain CFTC regulations governing the activities of commodity trading advisors.”

4.             Subsection (a)(xi) of Section 10 is hereby amended and restated in its entirety and shall hereafter be read as follows:

 “Neither the Trading Company,  nor the Fund nor the Members  are (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which is subject to ERISA, (ii) a “plan” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity the assets of which are deemed to be the assets of such an employee benefit plan or plan as a result of the operation of ERISA and the regulations issued thereunder, or (iv) an entity the assets of which are subject to laws that operate in a manner similar to Section 404 or 406 of ERISA or Section 4975 of the Code.”

5.             Except as provided in this Amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

6.             Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Agreement, the terms and provisions of this Amendment will prevail.

SIGNATURE PAGE FOLLOWS

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective as of the Effective Date.

OASIS RCM, LLC by R.J. O’Brien Fund Management, LLC Managing Member
By Name: Julie DeMatteo Title: Managing Director

R.J. O’Brien Fund Management, LLC
By Name: Julie DeMatteo Title: Managing Director

Centurion Investment Management, LLC

By

Name: Umran Zia
Title: Chief Executive Officer